As filed with the Securities and Exchange Commission on June 3, 2004.

Registration No. 333-114336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICAGEN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	56-1785001
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

(919) 941-5206

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

P. Kay Wagoner, Ph.D.

President and Chief Executive Officer

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

(919) 941-5206

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David E. Redlick, Esq. Hal J. Leibowitz, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Fred D. Hutchison, Esq. Helga L. Leftwich, Esq. Hutchison & Mason PLLC Suite 100, 3110 Edwards Mill Road Raleigh, North Carolina 27612 (919) 829-9600	Donald J. Murray, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019-6092 (212) 259-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-114336) is being filed solely for the purpose of filing Exhibit 10.14 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, North Carolina on the 3rd day of June, 2004.

ICAGEN, INC.

By:	/s/ P. Kay Wagoner, Ph.D.
P. Kay Wagoner, Ph.D.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ P. Kay Wagoner, Ph.D. P. Kay Wagoner, Ph.D.	Director, Chief Executive Officer and President (Principal Executive Officer)	June 3, 2004

/s/ Richard D. Katz, M.D. Richard D. Katz, M.D.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 3, 2004

/s/ Robert J. Jakobs Robert J. Jakobs	Principal Accounting Officer	June 3, 2004

* H. Jefferson Leighton, Ph.D.	Director	June 3, 2004

* André L. Lamotte, Sc.D.	Director	June 3, 2004

* Anthony B. Evnin, Ph.D.	Director	June 3, 2004

* Charles A. Sanders, M.D.	Director	June 3, 2004

* Dennis B. Gillings, Ph.D.	Director	June 3, 2004

* Richard G. Morrison	Director	June 3, 2004

*By:	/s/ Richard D. Katz, M.D.

Richard D. Katz, M.D. Attorney-in-fact

EXHIBIT INDEX

Exhibit number	Description
1.1*	Form of Underwriting Agreement.

3.1	First Amended and Restated Certificate of Incorporation of the Registrant, as amended.

3.2	Form of Restated Certificate of Incorporation of the Registrant to be effective upon closing of the offering.

3.3	Bylaws of the Registrant.

3.4	Form of Amended and Restated Bylaws of the Registrant to be effective upon the closing of the offering.

4.1*	Specimen Stock Certificate.

4.2*	Amended and Restated Stockholders’ Agreement, dated December 15, 2003, by and among the Registrant and the parties listed therein.

4.3	Warrant to Purchase Shares of Series B Preferred Stock, dated December 28, 1994, issued to Dominion Fund III.

4.4	Warrant to Purchase Shares of Series D Preferred Stock, dated May 23, 1997, issued to Dominion Fund III.

4.5	Warrant to Purchase Shares of Series E Preferred Stock, dated September 3, 1998, issued to Dominion Fund III.

4.6	First Amendment to Warrants to Purchase Shares of Preferred Stock of Icagen, Inc., dated May 14, 2004, by and between the Registrant, Dominion Fund III and Dominion Ventures.

4.7	Form of Warrant to Purchase Shares of Series D Convertible Preferred Stock, dated March 15, 1997, issued to certain persons in connection with offering of series D preferred stock.

4.8	Registration Rights Agreement, dated April 26, 2004, by and between the Registrant and Abbott Laboratories.

5.1*	Opinion of Hutchison & Mason PLLC.

10.1	1996 Equity Compensation Plan, as amended.

10.2	2004 Stock Incentive Plan.

10.3*	Executive Employment Agreement, dated May 14, 2004, between the Registrant and P. Kay Wagoner.

10.4*	Executive Employment Agreement, dated May 14, 2004, between the Registrant and Richard D. Katz.

10.5	Promissory Note, dated April 11, 2002, between the Registrant and Richard D. Katz.

10.6	Letter Agreement, dated July 29, 2001, between the Registrant and Edward P. Gray.

10.7	Letter Agreement, dated February 15, 2000, between the Registrant and J. Heyward Hull, III.

10.8	Form of Severance Payment Agreement (for Executives other than President/CEO).

10.9	Form of Severance Payment Agreement (for President/CEO).

10.10	Lease Agreement, dated December 17, 1992, between the Registrant and Royal Center IC, LLC, successor in interest to Petula Associates, LTD., as amended.

10.11	Lease Agreement, dated October 1997, between the Registrant and Royal Center IC, LLC, successor in interest to Petula Associates, LTD., as amended.

Exhibit number	Description

10.12	Sublease Agreement, dated September 22, 1997, between the Registrant and Inspire Pharmaceuticals, Inc., as amended.

10.13	Master Loan and Security Agreement, dated July 14, 1999, between the Registrant and Oxford Venture Finance, as amended.

10.14**†	Collaborative Research and License Agreement, dated October 1, 1997, between the Registrant and Bristol-Myers Squibb Company, as amended.

10.15†	Research and License Agreement, dated August 17, 2001, between the Registrant and Abbott Laboratories, as amended.

10.16†	Collaborative Research and License Agreement, dated March 21, 2000, between the Registrant and Yamanouchi Pharmaceutical Co., Ltd, as amended.

10.17†	Exclusive License Agreement, dated February 29, 2000, between the Registrant and Children’s Medical Center Corporation.

10.18	Clinical Trials Master Services Agreement, dated December 14, 1998, between the Registrant and Quintiles Transnational Corp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Hutchison & Mason PLLC (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

*	To be filed by amendment.
**	Filed herewith. All other exhibits previously filed.
†	Confidential treatment requested. Confidential materials omitted and filed separately with the Securities and Exchange Commission.